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                                                                  EXHIBIT 10.2.1

                                                                   Dec. 15, 1997
                                  AMENDMENT TO
                        ATTACHMENT A - SYSTEM DESCRIPTION
                                       OF
                        NQDS INFORMATION VENDOR AGREEMENT
                              DATED APRIL 25, 1997

                                     BETWEEN

                    FIRST INTERNATIONAL FINANCIAL CORPORATION

                                       AND

                          THE NASDAQ STOCK MARKET, INC.


                  The purpose of this amendment is to implement a per-quote usage-based system to operate in addition to our fixed-monthly charge quotation system, to update Nasdaq on any system changes, and to implement an electronic subscriber agreement. As such, included in the Amendment are updated sections. The Updated sections do not replace the previous Attachment A only amends it. Updated sections are 1.0, 1.1, 1.2, 2.1, 2.2, 2.3, 3.2, 3.3 and a sample of the electronic subscriber agreement.


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1.0      SYSTEM OVERVIEW

         DESCRIPTION OF THE SYSTEM

         ADDITIONAL USER INTERFACE

                  An additional user interface is one in HTML through the user's web browser that will allow registered users to obtain a single quote packet at a time.

         PROFILE OF SYSTEM USERS

                  World Wide Quote users are all external to the firm. All users will be financial industry non-professionals as defined in the Exchange Agreements. Primary testing and marketing of the site suggests that the majority of our users will be Americans; however, the global reach of the Internet also allows us to reach users around the world.

1.1      SERVICES AND OPTIONS

         PER-QUOTE USAGE CHARGE OPTION

                  In addition to FIFC's fixed-monthly charge service, we are offering an option that allows users to obtain a single quote packet at a time. This is a simple HTML based service. A user logs in with their user id and password and enters a symbol they are interested in. Upon the submission of the symbol a single quote is returned.

1.2      PROCESSING EQUIPMENT AND DISPLAY DEVICES

         DATA PROCESSING EQUIPMENT

                  Data is received via land leased line through two S & P Comstock Client Site Processors at space leased by the Company.

         DATA PARSER & QUOTE SERVER

                  These two programs (S & P Comstock Client Site Processor v 3.0) reside in a Digital Equipment Corporation Celebris XL 5166DP with 166 Mhz Pentium processors, 64MB EDO RAM, 512kb cache, Ethernet PCI 10/100 Mbps, UNIX.

         ADDITIONAL USER INTERFACE

                  The additional user interface is a table in HTML through the subscriber's browser (a sample of the HTML display is in section 2.2.

2.1      ENTITLEMENT CONTROLS AND RECORD KEEPING

                  Continuously Updating Service Section 2.1 remains unchanged from Original Attachment A.


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         TECHNICAL SPECIFICATIONS FOR THE RECORD-KEEPING OF PER-QUOTE CHARGE
USAGE.

                  Our web based per-quote usage-based service allows a registered user to look up the real-time data for a single stock. We have a secure method to accurately and reliably track this action.

                  First, we guarantee that each person requesting the stock data has registered with our service, meaning they have agreed to the enclosed sample agreements. Using standard HTTP authentication, the web pages and CGI scripts are protected from unauthorized use. Only those who have a user account with our service may view the pages. Second, the CGI script that connects to our Data Server knows exactly who is requesting the information and for which stock symbol and stock exchange the client is requesting. This gets logged to disk before sending the single quote packet, allowing us to closely monitor usage. It is impossible for a user to subvert this program to get stock information without it recording the action first.

                  In a more detailed description, here is a sample user session. The client uses their web browser to connect to our server and request the HTML page containing a CGI form allowing them to enter a symbol. This HTML page is stored in an HTTP protected directory, meaning the Web Server first checks that the user has entered a valid username and password (which they were assigned upon registration.) If one has not been entered yet, the Web Server sends a message to the browser to obtain that information from the user. Once the username and password are sent back, the Web Server checks that they are valid, and if not, it denies the user access to the HTML page (and any other pages and programs store in the protected directory.) Once the Web Server has received a valid username and password, it then sends the user's browser the HTML page with the form. The user fills out the form with their desired stock symbol, and this information is passed back (always with their username and password which the browser caches, so the Web Server can verify who they are.) The CGI script that receives the information then logs the transaction to disk. Only upon successful completion of this action will the CGI script request the actual stock information from the Data Server and send it back to the client.

                  The data is compiled into daily reports in hard copy and monthly reports that are sent to the Nasdaq Stock Market, Inc. The data logs are also backed up in several locations on different computers, so in the event of a disk failure, the logs remain unharmed.

2.2      DISPLAY SAMPLE

                  Continuously Updating Service Section 2.2 remains unchanged from Original Attachment A.

                  The following screen shot is a display sample from our per-quote usage-based HTML system:

                                [SCREEN DISPLAY]


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2.3      SAMPLE REPORTING - PER-QUOTE USAGE-BASED

                  Continuously Updating Service Section 2.3 remains unchanged from Original Attachment A.

         MONTH          NUMBER OF QUOTE PACKETS      FEES
        January         165,000                      $1,650.00

3.2      COMMUNICATIONS NETWORK BLOCK DIAGRAM

                          [BLOCK DIAGRAM APPEARS HERE]

         SERVICE FACILITATORS

                  S & P Comstock located at 600 Mamaroneck Avenue, 5th Floor, Harrison, NY is a service facilitator. The role of S & P Comstock is to gather and process market data from the various exchanges and disseminate this data to our system. The dissemination is achieved by transmitting the data to FIFC via high speed digital dedicated lines. The S & P Comstock Client Site Processor receives the data from the land line and parses the data for the FIFC System.

                  Exodus Communications located at Harbourside Financial Center, Plaza III, Suite 800, Jersey City, NJ 07302. FIFC has leased office space from Exodus to house its own servers and receive the S&P Comstock data feed in New Jersey.

                  Please Note: The following agreements are submitted electronically, you may print these pages for your records. You are required to check every box to confirm your understanding. We cannot process your registration without this confirmation.

                  The Nasdaq Stock Market, Inc. (Nasdaq) Consolidated Subscriber Agreement THE VENDOR AND ITS AGENTS MAY NOT MODIFY OR WAIVE ANY TERM OF THIS AGREEMENT. ANY ATTEMPT TO MODIFY THIS AGREEMENT, EXCEPT BY NASDAQ, IS VOID.

                  1. The word "Corporations" means The Nasdaq Stock Market, Inc. and its affiliates. The word "Information" means certain data and other information: relating to securities or other financial instruments, products, vehicles or devices; or relating to Persons regulated by the Corporations or to activities of the Corporations; or gathered by the Corporations from other sources. The word "or" includes the word "and". The phrase "Claims or Losses" means any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, judgments, settlements, and expenses of whatever nature, whether incurred by or issued against an indemnified party or a third party, including, without limitation, (1) indirect, special, punitive, consequential or incidental loss or damage, (including, but not limited to, trading losses, loss of anticipated profits, loss by reason of shutdown in operation or increased expenses of operation, or other indirect loss or damage) and (2) administrative costs, investigatory costs, litigation costs, and auditors' and attorneys' and fees and disbursements (including in-house personnel). The word "Person" means any natural person, proprietorship, corporation, partnership, or other entity whatsoever. The phrase "Non-Professional Subscriber"

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means any natural person who is neither: (a) registered or qualified in any capacity with the SEC, the Commodities Futures Trading Commission, any state securities agency, any securities exchange or association, or any commodities or futures contract market or association; (b) engaged as an "investment advisor" as that term is defined in Section 201 (11) of the Investment Advisors Act of 1940 (whether or not registered or qualified under that Act); nor, (c) employed by a bank or other organization exempt from registration under federal or state securities laws to perform functions that would require registration or qualification if such functions were performed for an organization not so exempt. The phrase "Professional Subscriber" means all other persons who do not meet the definition of Non-Professional Subscriber. When it appears alone, the word "Subscriber" encompasses all Non-Professional and Professional Subscribers. The phrase "Vendor's Service" means the service from a vendor, including the data processing equipment, software, and communications facilities related thereto, for receiving, processing, transmitting, using and disseminating the Information to or by Subscriber

                  2. Subscriber is granted the right to receive from Nasdaq the Information under the terms stated herein or in the NASD Rules.

                  "NASD Rules" shall mean all applicable laws (including intellectual property, communications, and securities laws), statutes, and regulations, the rules and regulations of the SEC, the rules and regulations of the Corporations including, but not limited to, those requirements established by the Corporations' rule filings (with such SEC approval as may be required), the Corporations' decisions and interpretations and any User Guides, or successors of the components of the NASD Rules, as they may exist at the time. If any payment is due directly to Nasdaq under this Agreement, payment in full is due Nasdaq in immediately available U.S. funds, within 30 days of date of invoice, whether or not use is made of the Information. Interest shall be due from the date of the invoice to the time that the amount(s) that are due have been paid.


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